D-Wave to Receive $1.5 Million Grant Through NSF Project to Strengthen U.S. Quantum Computing Leadership
D-Wave to provide its dual-rail gate-model quantum computing technology for NSF project focused on foundational technologies for fault-tolerant quantum computing
PALO ALTO, Calif. — June 30, 2026 — D-Wave Quantum Inc. (NYSE: QBTS), (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced it has been selected to receive a $1,566,250 grant from the U.S. National Science Foundation (NSF) through the agency's National Quantum Virtual Laboratory (NQVL) program. The funding will support D-Wave’s role as a key industry partner in ERASE (Erasure Qubits and Dynamic Circuits for Quantum Advantage) – a project focused on developing foundational technologies for fault-tolerant quantum computing and strengthening U.S. leadership in quantum innovation.

Led by Yale University, the ERASE project brings together researchers from leading academic institutions and industry organizations to advance dual-rail gate-model quantum computing hardware, software, error correction, and applications. D-Wave, through its New-Haven, Connecticut-based subsidiary Quantum Circuits, LLC, will give ERASE researchers access to its superconducting dual-rail gate-model quantum computing resources. The award moves ERASE into the second phase of the NQVL program and underscores the NSF's continued support for the project's approach to scalable, fault-tolerant quantum computing.

"NSF's continued support for the ERASE project highlights the national importance of accelerating progress toward scalable, fault-tolerant quantum computing," said Dr. Alan Baratz, CEO of D-Wave. "We believe that D-Wave’s dual-rail technology can play a meaningful role in that effort, while building the technical foundation and skilled workforce needed to sustain U.S. leadership in quantum computing."

Through selected development interfaces and APIs, ERASE researchers will be able to explore new software, compiler, and error-correction approaches on D-Wave's platform, supporting the development of technologies needed to scale gate-model quantum computing. The project will also broaden workforce development efforts with academic and industry partners, helping strengthen the talent pipeline for quantum technologies.
"We believe that some of the most important breakthroughs in quantum computing will come from deep collaboration across disciplines, institutions and industry," said Mowaffak Midani, principal investigator and head of gate-model quantum solutions at D-Wave. "By giving researchers access to our technology and working alongside leaders from academia and industry, we're creating an environment where new ideas can be rapidly tested, refined and translated into real-world impact."

The NSF-funded project builds on growing U.S. government support for D-Wave's quantum computing technologies, including the Company’s recent announcement that it signed a Letter of Intent for $100 million in proposed CHIPS and Science Act funding to accelerate the development and scaling of its annealing and gate-model quantum computing systems. The project also deepens D-Wave's relationship with Yale University, where the dual-rail technology underlying its gate-model program was pioneered and advanced through Quantum Circuits, Inc., the Yale startup acquired by D-Wave.

Learn more about D-Wave’s gate-model quantum computing here.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

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